UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2021 (February 16, 2021)

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 16, 2021 (the “Initial Form 8-K”) by Malvern Bancorp, Inc. (the “Company”).  The primary purpose of this Current Report on Form 8-K/A is to further disclose the involvement of both the Audit Committee (as defined below) and Baker Tilly (as defined below) in the determinations, and the date of such determinations, referenced in the Initial Form 8-K with respect to the non-reliance on previously issued financial statements, as set forth in more detail below.

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in the Initial Form 8-K, and as originally disclosed in the Company’s Annual Report on Form 10-K filed on January 29, 2021 (the “Original 10-K”), the Company recorded an impairment as of September 30, 2020 of a $13.5 million commercial real estate loan (“the Loan”), which had been classified as impaired collateral dependent non-accrual COVID-19 deferred loan as of September 30, 2020. As reported in the Original 10-K, the Company estimated the fair value of the collateral and recorded a partial charge down of approximately $2.9 million and a specific reserve of approximately $581,000, and reversed approximately $266,000 of interest income as of September 30, 2020, pending the receipt of a third party appraisal, which as previously disclosed by the Company in the Original 10-K, could result in further impairment.

Subsequent to the filing of the Original 10-K, the Company received a third-party appraisal report dated February 11, 2021, that provided a collateral value materially less than the Company’s previously reported estimate as of September 30, 2020, indicating an additional $3.1 million impairment.  The variance to the Company’s previously reported estimate was primarily due to the COVID-19 pandemic’s impact on, and dislocation within, the New York City real estate market.  Based upon the third-party appraisal and resulting impairment, management of the Company and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) determined on February 9, 2021, after discussion and in agreement with its independent auditor, Baker Tilly US LLP (“Baker Tilly”), to record an additional $3.95 million provision for loan losses for the three months ended September 30, 2020.  Accordingly, management of the Company and the Audit Committee determined on February 9, 2021, after discussion and in agreement with Baker Tilly, to amend and restate the Original 10-K and that investors should no longer rely on the consolidated financial statements contained in the Original 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Dated: May 18, 2021	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Executive Vice President and Chief Financial Officer